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                                                               Exhibit 10(i)A(2)


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       FOR
                               731 COMMERCIAL LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                               (COMMERCIAL PARCEL)



      This Limited Liability Company Agreement ("AGREEMENT") of 731 COMMERCIAL LLC, a Delaware limited liability company (the "COMPANY") is made as of and is effective the 3rd day of July, 2002, by 731 Commercial Holding LLC, a
Delaware limited liability company, as the sole member ("Member"), Domenic A. Borriello (in his capacity as the initial "INDEPENDENT MANAGER 1"), and Kim E. Lutthans (in her capacity as the initial "INDEPENDENT MANAGER 2").

                                    RECITALS


      A. A Certificate (as hereinafter defined) for the Company was executed and delivered on May 31, 2002 and filed on June 3, 2002 with the Secretary of State of the State of Delaware, thereby forming the Company as a limited liability company pursuant to the provisions of the Act (as hereinafter defined).

      B. The Member, Special Member 1 and Special Member 2 wish to operate the Company in accordance with the terms and conditions set forth herein.

                                    AGREEMENT


      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein (the receipt and sufficiency of which are acknowledged by each party hereto), the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    DEFINITIONS.

      When used in this Agreement, the following terms shall have the meanings set forth below (terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement or in
Section 18-101 of the Act):

      1.1 "ACT" shall mean the Delaware Limited Liability Company Act (6 Del. C.
Section 18-101, et. seq.), as the same may be amended from time to time.

      1.2 "AFFILIATE" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 20% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.


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      1.3 "AGREEMENT" shall mean this Limited Liability Company Agreement for
731 Commercial LLC, as originally executed and as amended from time to time.

      1.4 "ALEXANDER'S" shall mean Alexander's, Inc., a Delaware corporation.

      1.5 "ALEXANDER'S REIMBURSEMENT AGREEMENT" shall have the meaning provided in the Loan Agreement.

      1.6 "BANKRUPTCY ACTION" shall have the meaning set forth in Section 2.6(d) hereof.

      1.7 "BOARD OF MANAGERS" shall have the meaning set forth in Section 5.5 hereof.

      1.8 "CAPITAL CONTRIBUTION" shall mean the total of cash and other assets contributed to the Company by the Member.

      1.9 "CERTIFICATE" shall mean the Certificate of Formation of the Company, executed and delivered on May 31, 2002 and filed with the Secretary of State of the State of Delaware on June 3, 2002 (which is hereby ratified and approved in all respects), as amended from time to time.

      1.10 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

      1.11 "COMPANY" shall mean 731 Commercial LLC, a Delaware limited liability company.

      1.12 "DISTRIBUTABLE CASH" shall mean the amount of cash which the Principal Manager deems available for distribution, taking into account all Company debts, liabilities, and obligations then due (including, without limitation, the Loan) and amounts necessary to place into reserves for customary and usual claims with respect to the Company's business.

      1.13 "FISCAL YEAR" shall mean the Company's fiscal year, which shall be the calendar year.

      1.14 "GUARANTIES" shall have the meaning provided in the Loan Agreement.

      1.15 "INDEPENDENT MANAGER" shall have the meaning given to that term in
Section 2.6(c) hereof.

      1.16 "INDEPENDENT MANAGER 1" shall mean the person from time to time appointed by the Member as an Independent Manager who shall be designated by the Member as "Independent Manager 1".

      1.17 "INDEPENDENT MANAGER 2" shall mean the person from time to time appointed by the Member as an Independent Manager who shall be designated by the Member as "Independent Manager 2".


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      1.18 "LENDER" shall mean Bayerische Hypo- und Vereinsbank AG and other co-lenders that hold an interest in the Loan to Company together with any of their successors and assigns, each during such time as it is the holder of such interest.

      1.19 "LOAN" shall mean the loan in the original principal amount of $490,000,000 made by Lender to Company and Residential SPE or any loan made for the purposes of refinancing such loan or any portion thereof.

      1.20 "LOAN AGREEMENT" shall mean the loan agreements between Lender, Company and Residential SPE pursuant to which the Loan is made.

      1.21 "LOAN DOCUMENTS" shall mean any and all documentation in connection with the Loan, as amended from time to time, and any other agreement to be entered into in connection with such documents and any financing documents in replacement thereof to be entered into by the Company and Residential SPE in connection with the acquisition and ownership of the Property, including, without limitation, the documents listed on Schedule 1.21 attached hereto and incorporated herein.

      1.22 "MEMBER" shall mean 731 Commercial Holding LLC, a Delaware limited liability company, in its capacity as a member of the Company, or any other Person that succeeds Member in that capacity. A "Special Member" is not a "Member" as that term is used in this Agreement.

      1.23 "MEMBERSHIP INTEREST" shall mean all of the Member's right, title and interest in, to and against the Company, including rights to Distributable Cash of the Company, and all other rights of the Member to participate in the business, affairs and management of the Company, including without limitation, the right to vote on or grant consent or approval with respect to matters coming before the Company.

      1.24 "NET PROFITS" and "NET LOSSES" shall mean the net profits and net losses of the Company for a period (or from a transaction) as determined in accordance with generally accepted accounting principles, consistently applied.

      1.25 "PERCENTAGE INTEREST" shall mean the limited liability interest in the Company expressed as a percentage of the total limited liability interests outstanding. The Percentage Interest of the Member is 100.00%.

      1.26 "PERMITTED INDEBTEDNESS" shall mean the Loan and the other indebtedness of the Company that is permitted under the Loan Documents.

      1.27 "PERSON" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.


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      1.28 "PRINCIPAL MANAGER" shall mean Member, who is appointed as a manager within the meaning of the Act, except to the extent that the Board of Managers is provided with management responsibility pursuant to Section 5.3.

      1.29 "PROPERTY" shall mean that certain real property (together with improvements, fixtures, and other appurtenances thereto) commonly known as the commercial parcel at 731 Lexington Avenue, in the City of New York, County of New York, State of New York, as more specifically set forth on Schedule 1.29 attached hereto and incorporated herein.

      1.30 "REGULATIONS" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

      1.31 "RESIDENTIAL SPE" shall mean 731 Residential LLC, a Delaware limited liability company.

      1.32 "SPECIAL MEMBER 1" shall mean the Independent Manager 1 in his capacity as Special Member.

      1.33 "SPECIAL MEMBER 2" shall mean the Independent Manager 2 in his capacity as Special Member.

      1.34 "VORNADO" shall mean Vornado Realty L.P., a Delaware limited partnership.

      1.35 "VORNADO REIMBURSEMENT AGREEMENT" shall have the meaning provided in the Loan Agreement.

      1.36 "VACANCY" shall have the meaning set forth in Section 5.6 hereof.

2.    ORGANIZATIONAL MATTERS.

      2.1 FORMATION AND CONTINUATION. Larry Portal, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of the Company with the Secretary of State of the State of Delaware and the qualification to do business in the State of New York. Upon the filing of the Certificate of the Company with the Secretary of State of the State of Delaware and the qualification to do business in the State of New York, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction (other than the State of New York) in which the Company may wish to conduct business.

      2.2 NAME. The name of the Company shall be "731 COMMERCIAL LLC". The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that Member deems appropriate or advisable. The Principal Manager shall qualify the Company to do business in the State of New York and shall file any qualification instruments and fictitious name certificates and similar filings, and any amendments


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thereto, as necessary to qualify the Company to conduct business in the State of
New York or which Principal Manager otherwise considers appropriate or advisable in accordance with Section 5 of this Agreement. Notwithstanding the foregoing, for so long as any obligation to Lender under the Loan remains outstanding the Company shall maintain the name "731 COMMERCIAL LLC".

      2.3 TERM. The term of the Company and this Agreement shall commence from the date of filing of the Certificate with the Secretary of State of the State of Delaware as aforesaid and shall continue until the dissolution of the Company pursuant to Section 9.1 hereof.

      2.4 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE. The Company shall continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. The registered office and registered agent of the Company in Delaware are c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. In addition, the Company shall maintain its principal office at c/o Alexander's, Inc., 888 Seventh Avenue, New York, New York 10019, or at such other place as Principal Manager may determine. The registered office, registered agent and principal office of the Company may be changed at any time and from time to time by Principal Manager.

      2.5 ADDRESS OF MEMBER. The address of Member as the sole Member as of the date of this Agreement is c/o Alexander's, Inc., 888 Seventh Avenue, New York, New York 10019, Attention: Chief Executive Officer. Any successor Member who is admitted shall notify the Member and the Company of its address upon admission to the Company as a Member. The Member may change its address at any time by notice given to the Company.

      2.6 PURPOSE OF COMPANY.

            (a) The purpose of the Company is limited solely to owning, holding, managing, developing, leasing, operating and disposing of the Property, entering into the Loan Documents, refinancing the Property in connection with a permitted repayment or refinancing of the Loan, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.

            (b) Notwithstanding any other provision of this Agreement to the contrary (but subject to Section 2.6(d)), the Company shall not do any of the following, so long as any obligation of the Company to the Lender under Loan is outstanding:

                  (1) the Company will not engage in any business or activity other than as expressly set forth under the heading "Purpose of Company" in
Section 2.6(a) of this Agreement.

                  (2) the Company will not acquire or own any material assets other than (i) the Property, and (ii) such incidental personal property as may be necessary for the ownership, construction, management and operation of the Property.


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                  (3) the Company will maintain books, financial records and bank accounts (including checking and other bank accounts and custodian and other securities safekeeping accounts) that are separate and distinct from the books, financial records and bank accounts of any other person or entity; provided that it may have a joint bank account with Residential SPE as co-borrower under the Loan.

                  (4) the Company will maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of the Company.

                  (5) the Company will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other person or entity (other than (i) Residential SPE
(a) as co-borrower under the Loan and (b) as co-obligor to Alexander's, Inc. under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties and (ii) Alexander's and Residential SPE as co-obligors to Vornado under the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties).

                  (6) the Company will observe all appropriate limited liability company procedures and formalities.

                  (7) the Company will pay its own liabilities, losses and expenses only out of its own funds (except to the extent otherwise permitted or provided for under (i) the Loan Documents, (ii) the Vornado Reimbursement Agreement for reimbursement of payments under the Guaranties and (iii) Alexander's Reimbursement Agreement for reimbursement of payments under the Guaranties).

                  (8) subject to clause (9) below, the Company will maintain separate annual financial statements prepared in accordance with generally accepted accounting principles, consistently applied, showing its assets and liabilities separate and distinct from those of any other person or entity.

                  (9) in the event the financial statements of the Company are consolidated with the financial statements of any other entity, then in addition to maintaining separate financial statements as required above, the Company will cause to be included in such consolidated financial statements a note stating that "the Company is a separate entity that has separate assets and liabilities as shown on the Company's separate financial statement".

                  (10) the Company will pay or bear the cost of the preparation of its financial statements, and have such financial statements audited by a certified public accounting firm that is not affiliated with the Company or its affiliates.

                  (11) the Company will not guarantee or become obligated for the debts or obligations of any other entity or person (other than (i) Residential SPE (a) as co-borrower under the Loan and (b) as co-obligor to Alexander's under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties, (ii) Alexander's and


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Residential SPE as co-obligors to Vornado under the Vornado Reimbursement
Agreement for the reimbursement of payments under the Guaranties and (iii) lease takeover obligations).

                  (12) the Company will not hold out its credit as being available to satisfy the debts or obligations of any other person or entity (other than (i) Residential SPE (a) as co-borrower under the Loan and (b) as co-obligor to Alexander's under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties, (ii) Alexander's and Residential SPE as co-obligors to Vornado under the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties and (iii) lease takeover obligations).

                  (13) the Company will hold itself out as an entity separate and distinct from any other person or entity (including its affiliates).

                  (14) the Company will correct any known misrepresentation or misunderstanding regarding its separate identity.

                  (15) the Company will use separate stationery, business cards, purchase orders, invoices, checks and the like bearing its own name to the extent it will use such items.

                  (16) the Company will maintain a sufficient number of employees or outside consultants in light of its contemplated business operations and pay their salaries out of its own funds (and the funds of Residential SPE as co-borrower under the Loan).

                  (17) the Company will compensate all consultants, independent contractors, employees and agents from its own funds (or those of Residential SPE as co-borrower under the Loan) for services provided to it by such consultants, independent contractors, employees and agents.

                  (18) the Company will, to the extent that the Company and any of its affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that each entity bears its fair share of all such rent and expenses.

                  (19) the Company will, to the extent that the Company and any of its affiliates share the same officers and other employees, allocate fairly, appropriately and nonarbitrarily any salaries and expenses to the extent actually incurred by such parties related to providing benefits to such officers and other employees between or among such entities, with the result that each such entity will bear its fair share of the salary and benefit costs associated with all such common or shared officers or other employees.

                  (20) the Company will, to the extent that the Company and any of its affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses.


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                  (21) the Company will, to the extent the Company contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that each such entity bears its fair share of all such costs.

                  (22) the Company will not make any loans to any person or entity or buy or hold any indebtedness issued by any other person or entity (except for cash and investment-grade securities and each of the permitted investments and exceptions expressly permitted by the Loan Documents).

                  (23) the Company will conduct its own business solely in its own name, through its duly authorized officers or agents.

                  (24) the Company will hold all of its assets in its own name (except for assets held jointly with Residential SPE as co-borrower under the Loan).

                  (25) the Company will maintain an arm's-length like relationship with its affiliates and enter into transactions with affiliates only on terms at least as favorable to the Company as could be obtained at arm's length.

                  (26) the Company will not pledge its assets to secure the liabilities of any other person or entity (other than Residential SPE as co-borrower under the Loan).

                  (27) the Company will not identify itself as a division or department of any other entity.

                  (28) the Company intends to maintain adequate capital in light of its contemplated business operations.

                  (29) the Company will conduct transactions between the Company and third parties in the name of the Company and as an entity separate and independent from its affiliates.

                  (30) the Company will cause representatives, employees and agents of the Company to hold themselves out to third parties as being representatives, employees or agents, as the case may be, of the Company.

                  (31) the Company will cause transactions and agreements between the Company, on the one hand, and any one or more of its affiliates, on the other hand (including transactions and agreements pursuant to which the assets or property of one is used or to be used by the other), to be entered into in the names of the entities that are parties to the transaction or agreement and to be formally documented in writing.

                  (32) the Company will cause the pricing and other material terms of all transactions and agreements described in the immediately preceding clause (29) above to be established by written agreement (by formula or otherwise) at the inception of the particular


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transaction or agreement on terms at least as favorable to the Company as could be obtained at arm's length.

                  (33) the Company will not acquire or assume the obligations of its affiliates (other than (i) Residential SPE (a) as co-borrower under the Loan and (b) as co-obligor to Alexander's under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties and (ii) Alexander's and Residential SPE as co-obligors to Vornado under the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties).

                  (34) the Company will not form, hold, or acquire any subsidiary or own any other equity interest in any other Person except as expressly permitted in the Loan Documents.

                  (35) the Company will file any required tax returns and will make any required payments under applicable tax law.

            (c) The Company shall at all times cause there to be at least two
(2) duly appointed members of the Board of Managers who are independent managers (each an "INDEPENDENT MANAGER") who shall not have been or be at the time of such individual's appointment, or at any time while serving as an Independent Manager of the Company, and may not have been at any time during the preceding five (5) years preceding his or her appointment (A) a member (with the exception of serving as Special Member of the Company or Residential SPE), shareholder, partner, director, manager (with the exception of serving as Independent Manager of the Company or Residential SPE), officer or employee of Company, or of Member or any Affiliate of any of them; (B) a customer of, creditor of, or supplier or service provider (including professionals) to, Company or its Member or any of Company's or Member's members, shareholders, partners, or subsidiaries, or any Affiliate of any of them, if the revenues therefrom to such director account for any of such director's gross annual revenues; (C) a Person controlling any of the foregoing; (D) any other Person receiving a material portion of his or her compensation or other financial remuneration from, or who is otherwise financially dependent on, an officer, director or employee of Company or Member, or any of their Affiliates or an officer's, director's or employee's family member by blood or marriage or a business entity owned or controlled by any of the foregoing; or (E) a spouse, parent, sibling or child of any Person described by (A), (B), (C) or (D) above. A natural person who satisfies the foregoing definition other than subparagraph (B) shall not be disqualified from serving as an Independent Manager of the Company if such individual is an independent manager provided by a nationally-recognized company that provides professional independent managers and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing except for serving as an independent manager of a "special purpose" Affiliate that does not own a direct or indirect interest in the Company or Residential SPE shall not be disqualified from serving as an Independent Manager of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager of the Company, an Independent Manager of a "special purpose entity" affiliated with the Company (other than any entity that owns a direct or indirect equity interest in the Company or Residential SPE) if such individual is an independent manager provided by a nationally-recognized company


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that provides professional independent managers. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Company's separateness that are substantially similar to those of the Company and provide, inter alia, that it: (a) is organized for the limited purpose of owning and operating one or more properties or is a member of an entity which is organized for the limited purpose of owning and operating one or more properties; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf or on behalf of such entity without the consent of the Independent Manager and (d) shall conduct itself and cause such entity to conduct itself in accordance with certain "separateness covenants", including, but not limited to, the maintenance of its and such entity's books, records, bank accounts and assets separate from those of any other person or entity. The initial Independent Managers shall be Domenic A. Borriello, initially designated as "Independent Manager 1", and Kim E. Lutthans, initially designated as "Independent Manager 2". As used in this Section 2.6(c), the term "CONTROLLED" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

            (d) Notwithstanding any other provision of this Agreement (other than Section 2.6(f) below) or the Certificate or of law that otherwise so empowers Company, Company shall not take any of the following actions (w) without the consent of the Member, (x) without the vote or written consent of both members of the Board of Managers which are Independent Managers, (y) if one or more of the other members of the Board of Managers vote against or disapprove such actions, and (z) if the obligation of the Company to Lender under the Loan is outstanding, without the written consent of Lender: (i) to the fullest extent permitted by law, the dissolution, winding up, liquidation, consolidation, conversion to another form of business association or state of formation, or change in the legal structure of Company including, but not limited to, permitting the transfer of the limited liability company interests of any Member in whole or in part (if such transfer is restricted by the Loan Documents and, in such instance, a transfer may be made only in accordance with the Loan Documents), the merger of Company or the sale, transfer or other disposition of all or substantially all of the properties and assets of Company; (ii) the engagement by Company in any business other than the ownership, management, development, leasing, financing, maintenance and operation of the Property; or
(iii) the amendment or modification of Sections 2.2, 2.3, 2.6, 4.2, 4.3, 4.8, 5.1, 5.2, 5.5, 5.6, 7, 8.1, 8.4, 8.5, 9.1, 9.6, 10, 11.10 and 11.13 or the
defined terms referenced therein. Notwithstanding another provision of this Agreement or the Certificate or of law that otherwise so empowers Company, Company shall not take any of the following actions (w) without the consent of the Member, (x) without the vote or written consent of both members of the Board of Managers which are Independent Managers and (y) if one or more of the other members of the Board of Managers vote against or disapprove such actions: (A) the filing, or consent to the filing, of a bankruptcy, insolvency or reorganization case or proceeding; instituting any proceedings under any applicable insolvency law or otherwise seek any relief under the laws relating to the relief from debts or the protection of debtors generally; seeking or consenting to appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or a substantial portion of its properties; making any assignment for the benefit of the Borrower's creditors; taking any action in furtherance of any of the foregoing


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(collectively, "Bankruptcy Action") or (B) the amendment or modification of any provision of this Agreement (subject to the prior sentence of this Section 2.6(d)) or the Certificate; and any purported action of Company which violates this sentence shall be void ab initio and of no force or effect.

            (e) The Company shall have no liabilities, contingent or otherwise, other than the Permitted Indebtedness.

            (f) Notwithstanding any other provision of this Agreement or the Certificate or of law that otherwise so empowers Company, in the event that Residential SPE shall take, or become subject to, a Bankruptcy Action, then, upon receiving written notice from Lender, all of the members of the Board of Managers (including both Independent Managers) shall take a vote on the commencement of a Bankruptcy Action with respect to the Company and shall vote, to the fullest extent permitted by law, as specifically directed and instructed by the Lender for so long as the obligation of the Company to Lender under the Loan is outstanding. If so directed by the Lender, the Company shall seek procedural consolidation of the bankruptcy proceedings of the Company and Residential SPE.

            (g) THE COMPANY ACKNOWLEDGES AND AGREES THAT THE LENDER WOULD NOT HAVE AGREED TO MAKE THE LOAN BUT FOR THE INCLUSION OF THE BANKRUPTCY CONTROL PROVISIONS SET FORTH IN SECTION 2.6(f) HEREIN. THE BANKRUPTCY CONTROL PROVISIONS CONTAINED IN THIS AGREEMENT ARE DESIGNED TO REFLECT THE AGREEMENT AND UNDERSTANDING OF THE TRANSACTION PARTIES WITH THE LENDER THAT THE LOAN TO THE COMPANY AND RESIDENTIAL SPE AS CO-BORROWERS IS A SINGLE TRANSACTION SECURED BY THE ENTIRE PROPERTY AND LENDER MADE THE LOAN IN RELIANCE ON ITS ABILITY TO REALIZE UPON THE BENEFIT OF SUCH AGREEMENT AND UNDERSTANDING.

3.    CAPITAL CONTRIBUTIONS.

      3.1 INITIAL CAPITAL CONTRIBUTION. Member has contributed the Property to the Company pursuant to that certain bargain and sale deed without covenant against grantor's acts dated July 3rd, 2002 (subject to all exceptions thereof) executed by Member in favor of Company.

      3.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Member may, but shall not be obligated to, contribute additional capital to the Company in such amounts and at such times as Member shall determine in its sole and absolute discretion.

      3.3 NO INTEREST. Member shall not be entitled to receive interest on any Capital Contributions.

      3.4 CAPITAL ACCOUNT. The Company shall establish and maintain a capital account for Member to which it shall credit the amount of its Capital Contributions and Net Profits of the Company from time to time and to which it shall charge such Member's share of distributions


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and Net Losses. The initial capital account of Member shall be equal to the fair market value of the Property.

4.    MEMBER.

      4.1 LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor the Special Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

      4.2 ADMISSION OF ADDITIONAL MEMBERS. Except as contemplated by Section 4.8, no additional members shall be admitted to the Company, it being the intent of Member that the Company shall at all times be a single member limited liability company. Without the need for the consent of any Person, upon a transfer of the limited liability company interest in accordance with this Agreement, the transferee shall be deemed admitted as a Member of the Company upon the effective date of such transfer.

      4.3 RESIGNATIONS. Member shall not resign as the member of the Company.

      4.4 TRANSACTION WITH THE COMPANY. Subject to any limitations set forth in this Agreement, including without limitation, Section 2.6 hereof, Member may lend money to, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company. Subject to this Agreement and applicable law, Member has the same rights and obligations with respect to any transaction with Company as a Person who is not a member or manager.

      4.5 REMUNERATION TO MEMBER. Except as otherwise authorized in or pursuant to this Agreement, Member is not entitled to remuneration for acting on Company business.

      4.6 VOTING RIGHTS. Except as expressly modified in this Agreement, Member shall have the voting, approval and consent rights provided in the Act.

      4.7 MEETINGS OF THE MEMBER. No annual or regular meeting of Member is required.

      4.8 SPECIAL MEMBER.

            (a) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 4.2 (a "MEMBER CESSATION EVENT")), Independent Manager 1 shall, without any action of any Person and simultaneously with the Member's ceasing to be a member of the Company, automatically be admitted to the Company as a member of the Company (in such capacity, a "SPECIAL MEMBER") and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, Independent Manager 1 has died or is otherwise no longer able to step into the role of Special Member, then, in such event, Independent Manager 2 shall concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time.

            (b) No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 2.6(c); provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member appointed by the personal representative (as defined in the Act) of the last remaining Member who ceased to be a member of the Company. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provisions of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 2.6(c) shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 2.6(c) shall not be a member of the Company.

5.    MANAGEMENT AND CONTROL OF THE COMPANY; LIMITED LIABILITY.

      5.1 MANAGEMENT OF THE COMPANY BY PRINCIPAL MANAGER. The business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of Principal Manager except only for the powers granted to the Board of Managers under this Article 5. Principal Manager shall, on behalf of and in the name of the Company, and in addition to the general management obligations for the operation of the Company and the obligations of Principal Manager provided for elsewhere in this Agreement or by law, cause the Company to perform the obligations and otherwise comply with the requirements set forth in Section 2.6 of this Agreement. Principal Manager shall conduct the affairs of the Company in the best interest of the Company and Member, including the safekeeping and use of all Company funds for the benefit of the Company and Member.

      5.2 POWERS WITH RESPECT TO MANAGEMENT OF THE COMPANY. Subject to the limitations set forth in Section 2.6 and in Section 5.3 or expressly provided elsewhere in this Agreement, Principal Manager shall have all necessary powers to manage and carry out the management of the Company and the power to sign contracts and obligations on behalf of the Company, including without limitation, the power to exercise on behalf and in the name of the Company all of the powers of a manager described in the Act. Notwithstanding any other provision of this Agreement, the Company, the Principal Manager, or the Member, on behalf of the Company, may enter into and perform the Loan Documents, the Alexander's Reimbursement Agreement, the Reimbursement Documents (as defined in the Alexander's Reimbursement Agreement) in connection with the Alexander's Reimbursement Agreement, the Vornado Reimbursement Agreement and the Reimbursement Documents (as defined in the Vornado Reimbursement Agreement) in connection with the Vornado Reimbursement Agreement, without any further act, vote or approval. The Principal Manager is hereby authorized to enter into the Loan Documents, the Alexander's Reimbursement Agreement, the Reimbursement Documents in connection with the Alexander's Reimbursement Agreement, the Vornado Reimbursement Agreement and the Reimbursement Documents in connection with the Vornado Reimbursement Agreement on behalf of the Company. The foregoing authorization shall not be deemed a restriction on the power of the Principal Manager to enter into other agreements on behalf of the Company.

      5.3 BOARD OF MANAGERS POWERS. Subject to the terms of the Act and as otherwise provided under this Section 5, the Company shall be managed by the Board of Managers to the extent, and only to the extent, of the matters described in Sections 2.6(d) and 2.6(f) hereof and in accordance with Sections 2.6(d) and 2.6(f) hereof. Each member of the Board of Managers is hereby designated as a manager within the meaning of the Act but shall have only the rights and powers as are set forth in this Section 5.3 and shall not otherwise have the authority, acting alone or together, to bind the Company.

      5.4 NUMBER OF MANAGERS. The authorized number of Persons constituting the Board of Managers shall initially be five (5). Subject to Section 5.5(a), the Member may change the number of Persons constituting the Board of Managers at any time.

      5.5 ELECTION OF PERSONS TO BOARD OF MANAGERS.

            (a) Subject to the requirement that at least two (2) of the members of the Board of Managers shall be Independent Managers, as defined in Section 2.6(c) hereof, Member may determine at any time in its sole and absolute discretion the number of members of the Board of Managers and whom to appoint as members of the Board of Managers. Subject to the provisions of the prior sentence, any member of the Board of Managers (including, without limitation, any Independent Manager) may be removed or expelled, with or without cause, at any time by Member, with or without notice.

            (b) The following named persons shall be, and they hereby are, appointed as the initial members of the Board of Managers of the Company ("BOARD OF MANAGERS"), their terms of office to commence upon the acceptance of their appointment and to continue until the earlier of their resignation or removal by the Member or their respective successor(s) shall have been duly appointed and such successor(s) have accepted their appointment in accordance with this
Article 5:

                  Steven Roth
                  Michael Fascitelli
                  Russell B. Wight, Jr.

                  Domenic A. Borriello (Independent Manager 1)
                  Kim E. Lutthans (Independent Manager 2)

      5.6 VACANCIES ON BOARD OF MANAGERS. A vacancy ("VACANCY") on the Board of Managers shall be deemed to exist (i) if an appointed member of the Board of Managers dies or resigns, (ii) if an appointed member of the Board of Managers is convicted of a felony or any other crime punishable by imprisonment or declared of unsound mind by an order of court, in which case, without further action by any Person, such Person shall cease to be a member of the Board of Managers, or (iii) if, subject to the requirements of Section 2.6(c) hereof, an appointed member is removed or expelled, with or without cause, at any time by Member. A Vacancy on the Board of Managers shall be filled in accordance with the appointment procedure set forth in Section 5.5 hereof by Member.

      5.7 BOARD OF MANAGERS MEETINGS. It shall be unnecessary for the Board of Managers to meet unless meeting to address and vote on the matters described under Sections 2.6(d) and 2.6(f) hereof. All Board of Managers meetings shall be held at the principal office of the Company. Such Board of Managers meetings shall be held on four (4) days' notice by mail or 48 hours' notice delivered personally or by telephone, including voice messaging system or other technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means. Notices hereunder shall be communicated to each member of the Board of Managers at the address, telephone number or electronic mail address shown on the Company's records. Notwithstanding anything to the contrary contained herein, any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting, if (x) both of the members of the Board of Managers which are Independent Managers consent thereto in writing to such action and (y) the other members of the Board of Managers do not raise any written objection thereto within five (5) days of being notified thereof in writing, and the consent or consents are filed with the minutes of proceedings of the Board of Managers.

      5.8 QUORUM. It shall be necessary for all of the appointed members of the Board of Managers to be present in order to constitute a quorum for the transaction of business, and all of the appointed members of the Board of Managers must be present at any meeting of the Board of Managers in order for any act or decision made by the appointed members of the Board of Managers to be regarded as the official act of the Board of Managers. Even though a quorum is initially present, if the number of members of the Board of Managers present at a meeting is reduced to less than a quorum, no further business, except adjournment may be transacted at the meeting until a quorum is present. Members of the Board of Managers may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal office of the Company.

      5.9 PERFORMANCE OF DUTIES; LIABILITY OF PRINCIPAL MANAGER AND BOARD OF MANAGERS. None of the Principal Manager, the Member or any member of the Board of Managers shall be liable to Company for any loss or damage sustained by Company, unless the loss or damage shall have been the result of an act performed, or omitted to be performed, in bad faith or with gross negligence or willful misconduct by Principal Manager, the Member or by such member of the Board of Managers, as the case may be. To the extent that, at law or in equity, the Principal Manager, the Member or any member of the Board of Managers has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, the Principal Manager, the Member and any member of the Board of Managers acting under this Agreement shall not be liable to the Company or to the Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Principal Manager, the Member or any member of the Board of Managers otherwise existing at law or in equity, are agreed by the parties hereto to replace, to the fullest extent permitted by law, such other duties and liabilities of the Principal Manager, the Member and any member of the Board of Managers.

      5.10 LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Principal Manager, the Member or any member of the Board of Managers shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a manager or member of the Company or a member of the Board of Managers.

6.    ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS.

      6.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES. Net Profits and Net Losses shall be allocated to the Member.

      6.2 DISTRIBUTIONS OF THE COMPANY. Distributable Cash shall be distributed to the Member upon demand of the Member but not less frequently than monthly. All such distributions shall be made only to the Person who, according to the books and records of the Company, is the holder of record of the Membership Interest in respect of which such distributions are made on the actual date of distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution which would violate the Act or other applicable law. Except as required by the Act, neither the Company nor Member shall incur any liability for making distributions in accordance with
Section 2.6 and this Section 6.2.

      6.3 FORM OF DISTRIBUTION. Member has no right to demand and receive any distribution from the Company in any form other than money. Except upon a dissolution and winding-up of the Company, Member may not be compelled to accept from the Company a distribution of any asset in kind.

      6.4 RETURN OF DISTRIBUTIONS. Except as required by law or this Agreement, Member shall not be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by Member or paid by Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to Member.

7. TRANSFER OF INTERESTS. Subject to Section 2.6, Member shall not be entitled to directly or indirectly transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest (a "Transfer"), except to the extent such Transfer is otherwise permitted under the Loan Documents to the extent obligations thereunder to Lender are outstanding. To the fullest extent permitted by law, transfers in violation of this Article 7 shall be null and void ab initio.

8.    ACCOUNTING, RECORDS, REPORTING BY MEMBERS.

      8.1 BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting principles or such other commonly accepted accounting methods, consistently applied, as may be selected by Principal Manager from time to time. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

                        (1) MEMBERS. A record of the full name and last known business address of the Member, together with the capital account, Capital Contributions, and Percentage Interest of such Member;

                        (2) CERTIFICATE. A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

                        (3) TAX RETURNS. Copies of the Company's federal, state, and local income tax or information returns and reports, if any;

                        (4) AGREEMENT. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                        (5) FINANCIAL STATEMENTS. Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years (but if for less than six (6) years, then for the number of Fiscal Years the Company has been in existence); and

                        (6) BOOKS AND RECORDS. The Company's books and records as they relate to the affairs of the Company (including, without limitation, accounting records, leases, contracts and other agreements, and minutes of meetings of the Board of Managers) for at least the current and past six (6) Fiscal Years (but if for less than six (6) years, then for the number of Fiscal Years the Company has been in existence).

      8.2 DELIVERY TO MEMBER AND INSPECTION. Member has the right to inspect and copy during normal business hours any of the Company records described in Sections 8.1(1) through (6).

      8.3 ANNUAL STATEMENTS. Principal Manager shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of Member's federal and state income tax returns. Within ninety (90) days after the end of each Fiscal Year or earlier to otherwise comply if necessary with the Loan Documents, such information as is necessary to complete federal and state income tax or information returns shall be made available to Member, and a copy of the Company's federal, state, and local income tax or information returns, if any, for that year.

      8.4 FILINGS. Principal Manager, at Company expense, shall cause the income tax and information returns, if any, for the Company to be prepared and timely filed with the appropriate authorities. For tax purposes, the Company shall be treated as a disregarded entity. Principal Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to or restatements of the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

      8.5 BANK ACCOUNTS. Subject to the requirements under Section 2.6 of this Agreement, Principal Manager shall maintain the funds of the Company in one or more separate bank accounts.

      8.6 ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by Principal Manager. Principal Manager may rely upon the advice of its accountants as to whether such decisions are in accordance with generally accepted accounting principles or other accounting methods appropriate for the Company and authorized hereby.

      8.7 TAX MATTERS FOR THE COMPANY HANDLED BY MEMBER. Principal Manager shall from time to time cause the Company to make such tax elections, if any, as it deems to be in the best interests of the Company and Member. Member shall be the "TAX MATTERS PARTNER" as defined in Code Section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. Member shall oversee the Company tax affairs in the overall best interests of the Company and Member.

9.    DISSOLUTION AND WINDING-UP.

      9.1 DISSOLUTION. Subject to Section 2.6, the Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

            (a) Upon the entry of a decree of judicial dissolution under the Act; or

            (b) At any time there is no member of the Company, unless the Company is otherwise continued in accordance with the Act or this Agreement. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

The filing of a petition in bankruptcy, the filing of a petition or answer seeking reorganization, arrangement, composition, liquidation, readjustment, dissolution or similar relief under any statute, law or regulation, or the occurrence of any other event or circumstance involving or relating to Member or a Special Member contemplated by or described in Section 18-304 of the Act, shall not, under any circumstances, cause Member or Special Member, as the case may be, to cease being a member of the Company and shall not cause the dissolution of the Company.

      9.2 WINDING-UP. Upon the dissolution of the Company, the Company shall continue solely for the purpose of winding-up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. Principal Manager shall be responsible for overseeing the winding-up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed, and if sold (as promptly as is consistent with obtaining the fair market value thereof) shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.3 hereof.

      9.3 ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION. Upon dissolution, the assets of the Company shall be liquidated, and the proceeds from such liquidation shall be allocated and distributed in the following order of priority:

            (a) First, to the satisfaction of creditors of the Company, including Member or Principal Manager if a creditor (to the extent otherwise permitted by law and the Loan Documents), in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

            (b) Second, to the satisfaction of all debts, liabilities and other obligations owed to Member and not paid pursuant to clause (a) above (whether by payment or the making of reasonable provision for payment thereof); and

            (c) The balance to Member.

      9.4 NO DEFICIT RESTORATION. If, upon liquidation, Member has a deficit balance in its capital account, after taking into account all capital account adjustments for the Company Fiscal Year during which liquidation occurs, Member shall have no obligation to contribute cash to the capital of the Company to restore such deficit balance.

      9.5 CERTIFICATE OF CANCELLATION. Principal Manager, as an authorized person, shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State of Delaware, a certificate of cancellation of the Certificate upon completion of the winding-up of the affairs of the Company.

      9.6 NO ACTION FOR DISSOLUTION. To the fullest extent permitted by law, neither Member nor the Board of Managers shall take any voluntary action that directly or indirectly causes a dissolution of the Company. Member acknowledges that irreparable damage would be done to the goodwill and reputation of the Company if Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 9.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Membership Interests. Accordingly, to the fullest extent permitted by law, Member hereby waives and renounces its right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company (including, but not limited to, any right which Member may have under Section 18-802 of the Act).

10. INDEMNIFICATION. The Company shall defend, indemnify and save harmless Member (including in its capacity as Principal Manager), and each member of the Board of Managers from and against all claims, losses, damages, cost, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees ("CLAIMS") sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by this Agreement, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of Member or such members of the Board of Managers under any insurance obtained by the Company. Payment shall not be a condition precedent to any indemnification provided in this Agreement. Notwithstanding the foregoing provisions, no payment may be made under this indemnity during the period in which there is an "Event of Default" under the Loan Agreement.

11.   MISCELLANEOUS.

      11.1 COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of agreement of Member with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by Member. No representation, statement, condition or warranty not contained in this Agreement will be binding on Member or has any force or effect whatsoever.

      11.2 BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of Member, and its respective successors and assigns.

      11.3 PARTIES IN INTEREST. Except for the Lender, its successors or assigns as holders of the Loan or as expressly provided in the Act or in this Agreement, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Person other than Member and its successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third Person to Company or any party to this

Agreement, nor shall any provision hereof give any third Person any right of subrogation or action over or against Company or any party to this Agreement.

      11.4 PRONOUNS; STATUTORY REFERENCES. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

      11.5 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

      11.6 REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

      11.7 SEVERABILITY. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

      11.8 ADDITIONAL DOCUMENTS AND ACTS. Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

      11.9 NOTICES. Unless otherwise specified in this Agreement, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed or sent or delivered at the addresses specified below. All such notices and communications shall be given by hand or facsimile transmission; provided that, in the event that facsimile transmission facilities are not operational, such notices and communications may be given by mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received. The addresses of the Company and Member shall be as set forth in Section 2.5, provided that each party to this Agreement may, from time to time, change its notice address, by giving notice to the Company and the other parties herein in the manner provided in this Section.

      11.10 AMENDMENTS. Subject to Section 2.6, all amendments to this Agreement will be in writing and signed by the Member and approved by the Board of Managers; provided that no amendment to this Agreement will be made to the extent prohibited by the Loan Documents if obligations of the Company and its Affiliates to the Lenders thereof are outstanding or if it would give rise to a breach or default thereunder.

      11.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      11.12 REMEDIES CUMULATIVE. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

      11.13 CHOICE OF LAW. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

      11.14 BINDING AGREEMENT. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

      IN WITNESS WHEREOF, Member and the Independent Managers have executed this Agreement, effective as of the date first written above.


731 COMMERCIAL HOLDING LLC
a Delaware limited liability company

By: Alexander's, Inc., member



        By:  /s/ Brian Kurtz
             ---------------------------------
             Name:   Brian Kurtz
                     -------------------------
             Title:  Assistant Secretary
                     -------------------------


INDEPENDENT MANAGERS:

/s/ Domenic A. Borriello
----------------------------------
Name:  Domenic A. Borriello


/s/ Kim E. Lutthans
----------------------------------
Name:  Kim E. Lutthans

                                  SCHEDULE 1.21



1. Gap Note (the "Gap Note") made by the Company and Residential SPE to Lender in the principal amount of $500,000;

2. Consolidated, Amended and Restated Building Loan Note (the "Building Loan Note") made by the Company and Residential SPE to each Lender in the aggregate principal amount of $55,500,000;

3. Building Loan Agreement (the "Building Loan Agreement") made by and between the Company, Residential SPE and Lender with respect to the Building Loan (as defined in the Building Loan Agreement);

4. Gap Mortgage (the "Gap Mortgage") given by the Company and Residential SPE to Lender as security for the Gap Note and covering the Property;

5. Consolidated, Amended and Restated Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement (the "Building Loan Mortgage") given by the Company and Residential SPE to Lender as security for the Building Loan Note and covering the Property;

6. Assignment of Leases and Rents made by the Company and Residential SPE in favor of Lender as further security for the Building Loan Note;

7. Project Loan Agreement made by and between the Company, Residential SPE and Lender with respect to the Project Loan (as defined in the Building Loan Agreement);

8. Supplemental Loan Agreement made by and between the Company, Residential SPE and Lender with respect to the Supplemental Loan (as defined in the Building Loan Agreement);

9. Environmental Indemnity Agreement made by the Company, Residential SPE and Alexander's, Inc. for the benefit of Lender;

10. UCC-1 Fixture Financing Statements delivered by the Company and Residential SPE, as debtor, to Lender, as secured party relating to the Building Loan Mortgage;

11. UCC-1 Financing Statements delivered by the Company and Residential SPE, as debtor, to Lender, as secured party relating to the Building Loan Mortgage;

12. Subordination of Property Management and Development Agreement and Fees by and among the Company, Residential SPE, Lender and Vornado Management Corp.;

13.   Cash Collateral Agreement between the Company, Residential SPE and
      Lender;


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
14. Assignment of Contracts, Licenses and Permits made by the Company and Residential SPE in favor of Lender; and

15.   Loan Fee Letter from the Company and Residential SPE to Lender.


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
                                 SCHEDULE 1.29


ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

            BEGINNING at the corner formed by the intersection of the northerly line of East 58th Street with the easterly line of Lexington Avenue;

            RUNNING thence northerly, along the easterly line of Lexington Avenue, 200'-10" to the corner formed by the intersection of the southerly line of East 59th Street with the easterly line of Lexington Avenue;

            THENCE easterly, along the southerly line of East 59th Street, 420'-0" to the corner formed by the intersection of the southerly line of East 59th Street with the westerly line of Third Avenue;

            THENCE southerly, along the westerly line of Third Avenue, 200'-10" to the corner formed by the intersection of the northerly line of East 58th Street with the westerly line of Third Avenue;

            THENCE westerly, along the northerly line of East 58th Street, 420'-0" to the point or place of BEGINNING.

            LESS AND EXCEPT:

            All that portion of the below described parcel lying between a lower horizontal plane drawn at elevation 512'-2" above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 2'-9" above National Geodetic Survey Vertical Datum of 1929, mean sea level, Sandy Hook, New Jersey and an upper horizontal plane drawn at 809'-2" above such datum level bounded and described as follows:

            BEGINNING at a point distant 48'-8" north of the northerly line of East 58th Street and 30'-9" east of easterly line of Lexington Avenue;

            RUNNING thence northerly, parallel with the easterly line of Lexington Avenue, 12'-6";

            THENCE westerly, parallel with the northerly line of East 58th Street, 5'-10";

            THENCE northerly, parallel with the easterly line of Lexington Ave., 78'-6";

            THENCE easterly, parallel with the northerly line of East 58th Street, 5'-10";


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
            THENCE northerly, parallel with the easterly line of Lexington Avenue, 12'-6";

            THENCE easterly, parallel with the northerly line of East 58th Street, 103'-6";

            THENCE southerly, parallel with the easterly line of Lexington Avenue, 7'-6";

            THENCE easterly, parallel with the northerly line of East 58th Street, 35"-0";

            THENCE southerly, parallel with the easterly line of Lexington Avenue, 88'-6";

            THENCE westerly, parallel with the northerly line of East 58th Street, 35-0";

            THENCE southerly, parallel with the easterly line of Lexington Avenue, 7'-6";

            THENCE westerly, parallel with the northerly line of East 58th Street, 103'-6" to the point or place of BEGINNING.


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